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                                                                     EXHIBIT n.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Selected Condensed Consolidated Financial Data" and "Independent Registered Public Accountants" in the Prospectus and to the inclusion of our report dated January 23, 2004 in this Registration Statement (Form N-2 No. 333-119625 of MVC Capital, Inc. (formerly known as meVC Draper Fisher Jurvetson Fund I, Inc.)

                                                   /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP

New York, New York
November 18, 2004